UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38707	47-1514975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Erie St. Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 245-0399

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LOGC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2019, LogicBio Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with HCP/King Hayden Campus LLC (the “Landlord”) for its new headquarters with office, laboratory and vivarium space located at 65 Hayden Avenue, Lexington, Massachusetts (the “Property”). Under the terms of the Lease, the Company will lease 23,901 square feet of space and pay an initial annual base rent of $1,493,812.50, which is subject to scheduled annual increases of 3%, plus certain operating expenses and taxes. Lease payments are anticipated to begin three months after the Lease Commencement Date (as defined below) and lease payments will continue in monthly installments through the Lease Termination Date (as defined below).

The Company anticipates it will take possession of the Property on April 1, 2020 (the “Lease Commencement Date”) and end on July 1, 2025 (the “Lease Termination Date”). The Company has one option to extend this five year lease for a term of an additional five years. Upon execution of the Lease, the Company obtained a letter of credit for $622,422, as security deposit. The Lease also contains customary provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGICBIO THERAPEUTICS, INC.

By:	Matthias Jaffé
Matthias Jaffé Chief Financial Officer

Date: November 8, 2019